For Immediate Release


Contact:   Frederick L. Hickman, President and CEO
           (570) 344-6113


    NORTH PENN BANCORP, INC. ANNOUNCES APPOINTMENT OF CHIEF FINANCIAL OFFICER


December 17, 2008, Scranton, Pennsylvania - North Penn Bancorp, Inc. (OTC Bulletin Board -NPBP), holding company for North Penn Bank, announced today that Charles E. Burnett has joined North Penn Bancorp and North Penn Bank as Chief Financial Officer.

Mr. Burnett has nearly 37 years of experience in banking, most recently with The First National Bank of Jeffersonville in Jeffersonville, New York, where he served as Senior Vice President and Chief Financial Officer.

Frederick L. Hickman, President and CEO, stated "We are very pleased to have Charles Burnett join our management team. His experience and enthusiasm will be an asset to both our company and our community."

North Penn Bank is headquartered in Scranton, Pennsylvania and operates through five banking offices in Scranton, Stroudsburg, Clarks Summit and Effort, Pennsylvania.